Exhibit 99.1

Carbonite To Be Acquired by OpenText for $23.00 Per Share

Transaction Follows Comprehensive Process Run by Board to Maximize Value for Shareholders

Represents 78% Premium to Carbonite’s Unaffected Stock Price on September 5, 2019

Announces Third Quarter 2019 Financial Results

BOSTON, MA - November 11, 2019 - Carbonite, Inc. (NASDAQ: CARB), a global leader in data protection and cybersecurity, today announced that it has entered into a definitive agreement to be acquired by OpenTextTM (NASDAQ: OTEX, TSX:OTEX), a market leader in Enterprise Information Management software and solutions, for $23.00 per Carbonite share in cash. The transaction values Carbonite at an enterprise value of approximately $1.42 billion and represents a 78% premium to Carbonite’s unaffected closing stock price on September 5, 2019, the last trading day before a media report was published speculating about a potential sale process.

“Following expressions of interest from multiple parties, the Carbonite Board conducted a thorough and comprehensive process, which included contact with a number of strategic and financial parties, to identify the best way to maximize shareholder value,” said Steve Munford, Interim Chief Executive Officer and President/Executive Chairman of the Board of Carbonite. “The Board strongly believes that a transaction with OpenText delivers compelling, immediate and substantial cash value to shareholders.

Munford continued, “Carbonite has expanded its solutions to become a leader in cyber resiliency. We have grown through both organic and inorganic opportunities over the years, enhancing our routes to market, diversifying our customer base, and assembling a talented workforce, while adding meaningful scale. Joining with OpenText is an exciting next step for Carbonite.”

OpenText is a leader in Enterprise Information Management (EIM), both on-premises and for cloud services, offering the only complete solution for EIM with a comprehensive view of all the information within an organization. OpenText operates in 40 countries, providing a tested platform for growth and new sales opportunities.

The transaction is subject to customary closing conditions, including the tender of a majority of the outstanding shares of Carbonite common stock and regulatory approvals.

J.P. Morgan Securities LLC acted as financial advisor to Carbonite, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor.

Third Quarter 2019 Results:

Carbonite also announced financial results for the third quarter ended September 30, 2019:

•	Revenue of $125.6 million increased 62% year-over-year.

•	Non-GAAP revenue of $135.0 million increased 71% year-over-year.[1]

•	Net loss was ($14.0) million, compared to net income of $0.6 million in 2018.

•	Net loss per share was ($0.40) (basic and diluted), as compared to net income per share of $0.02 (basic and diluted) in 2018.

•	Non-GAAP net income per share was $0.61 (basic) and $0.60 (diluted), as compared to $0.53 (basic) and $0.48 (diluted) in 2018.[2]

•	Adjusted EBITDA of $40.2 million, or 30% of non-GAAP revenue, compared to $23.0 million, or 29% of non-GAAP revenue in 2018.[3]

Conference Call

The public is invited to listen to the OpenText conference call today at 9:00 a.m. ET (6:00 a.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.opentext.com.

A replay of the call will be available beginning November 11, 2019 at 10:30 a.m. ET through 11:59 p.m. on November 25, 2019 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 3870 followed by the number sign.

In light of the transaction with OpenText announced today, Carbonite has cancelled its third quarter results conference call that had been scheduled for Tuesday, November 12, 2019 at 5:30 pm ET and will not be providing a business outlook for the fourth quarter of 2019.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per share, and adjusted EBITDA.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions.
[2]

Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash debt interest expense, intangible asset impairment charges, CEO recruitment expense, and the income tax effect of non-GAAP adjustments.

[3]

Adjusted EBITDA is calculated by excluding the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense, intangible asset impairment charges, acquisition-related expense, and CEO recruitment expense from net (loss) income.

Notice to Investors and Security Holders

The offer referred to in this press release has not yet commenced. The description contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that OpenText and Merger Sub will file with the SEC. The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, OpenText and Merger Sub will file a tender offer statement on Schedule TO and thereafter Carbonite will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting OpenText or Carbonite. Copies of the documents filed with the SEC by Carbonite will be available free of charge on Carbonite’s internet website at https://investor.carbonite.com or by contacting Carbonite’s Investor Relations Department at (617) 587-1102. Copies of the documents filed with the SEC by OpenText will be available free of charge on OpenText’s internet website at https://investors.opentext.com or by contacting OpenText’s Investor Relations Department at (415) 963-0825.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, Carbonite and OpenText will each file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by OpenText or Carbonite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Carbonite’s and OpenText’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

The information contained in this press release is as of November 11, 2019. Carbonite assumes no obligation to update forward-looking statements contained in this press release as the result of new information or future events or developments.

This press release contains forward-looking information related to Carbonite, OpenText and the proposed acquisition of Carbonite by OpenText that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document and the accompanying exhibits include, among other things, statements about the potential benefits of the proposed acquisition, Carbonite’s and OpenText’s plans, objectives, expectations and intentions, the anticipated timing of closing of the proposed acquisition and expected plans for financing the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Carbonite’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits and accretion from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; Carbonite’s ability to integrate the Webroot acquisition and achieve the expected benefits of such acquisition; Carbonite’s ability to profitably attract new customers and retain existing customers; Carbonite’s dependence on the market for cloud backup services, and its ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; and changes in tax and other laws, regulations, rates and policies.

A further description of risks and uncertainties relating to Carbonite can be found in Carbonite Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.carbonite.com.

About Carbonite

Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports businesses on a global scale with secure cloud infrastructure. To learn more, visit www.carbonite.com and follow us on Twitter at @Carbonite.

Carbonite, Inc. serves customers through three brands: Carbonite data protection, Webroot cybersecurity, and MailStore email archiving.

Investor Relations Contact:

Jeremiah Sisitsky

Carbonite

781-928-0713

investor.relations@carbonite.com

Media Contact:

Kristin Miller

Carbonite

720-842-3481

media@carbonite.com

Carbonite, Inc.

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except share and per share amounts)
Revenue:
Services	$118,824	$70,290	$304,758	$193,678
Product	6,772	7,392	23,563	25,764

Total revenue	125,596	77,682	328,321	219,442
Cost of revenue:
Services	30,355	17,094	71,413	50,782
Product	540	417	1,363	1,348
Amortization of intangible assets	9,072	4,317	21,447	11,067

Total cost of revenue	39,967	21,828	94,223	63,197

Gross profit	85,629	55,854	234,098	156,245

Operating expenses:
Research and development	28,753	14,914	72,439	43,152
General and administrative	16,226	11,159	54,782	39,079
Sales and marketing	37,417	21,184	96,127	63,130
Amortization of intangible assets	10,134	3,924	24,199	8,515
Restructuring charges	—	357	702	1,260

Total operating expenses	92,530	51,538	248,249	155,136

(Loss) income from operations	(6,901)	4,316	(14,151)	1,109
Interest expense	(10,795)	(2,873)	(26,650)	(8,894)
Interest income	212	390	1,595	803
Other income (expense), net	587	(147)	974	48

(Loss) income before income taxes	(16,897)	1,686	(38,232)	(6,934)
(Benefit) provision for income taxes	(2,941)	1,100	(15,005)	(13,777)

Net (loss) income	$(13,956)	$586	$(23,227)	$6,843

Net (loss) income per share:
Basic	$(0.40)	$0.02	$(0.67)	$0.23
Diluted	$(0.40)	$0.02	$(0.67)	$0.21
Weighted-average shares outstanding:
Basic	34,639,762	32,876,529	34,423,099	29,965,390
Diluted	34,639,762	36,454,443	34,423,099	32,762,302

Carbonite, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$98,537	$198,087
Trade accounts receivable, net	43,407	31,569
Prepaid expenses and other current assets	22,854	10,409

Total current assets	164,798	240,065
Property and equipment, net	44,199	34,101
Right-of-use lease assets	44,826	—
Other assets	24,519	13,876
Acquired intangible assets, net	391,786	117,963
Goodwill	543,957	155,086

Total assets	$1,214,085	$561,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,355	$2,114
Accrued compensation	20,388	11,620
Accrued expenses and other current liabilities	32,499	15,844
Current portion of deferred revenue	183,361	121,553

Total current liabilities	243,603	151,131
Long-term debt	590,789	118,305
Long-term lease liabilities	43,404	—
Deferred revenue, net of current portion	41,638	29,151
Long-term deferred tax liabilities	40,343	1,456
Other long-term liabilities	8,171	3,838

Total liabilities	967,948	303,881
Stockholders’ equity:
Common stock	374	366
Additional paid-in capital	466,738	451,618
Treasury stock, at cost	(47,593)	(48,522)
Accumulated other comprehensive (loss) income	(2,253)	1,650
Accumulated deficit	(171,129)	(147,902)

Total stockholders’ equity	246,137	257,210

Total liabilities and stockholders’ equity	$1,214,085	$561,091

Carbonite, Inc.

Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(in thousands)
Operating activities
Net (loss) income	$(23,227)	$6,843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,685	29,622
Amortization of right-of-use lease assets	5,776	—
Amortization of deferred costs	2,224	1,521
Gain on disposal of equipment	(114)	(245)
Impairment of other long-lived assets	6,000	—
Impairment of capitalized software	126	653
Stock-based compensation expense	15,005	13,461
Benefit for deferred income taxes	(15,131)	(16,228)
Non-cash interest expense related to amortization of debt discount	6,260	4,712
Other non-cash items, net	(618)	136
Changes in assets and liabilities, net of acquisition:
Accounts receivable	6,586	(7,001)
Prepaid expenses and other current assets	(1,004)	(2,281)
Other assets	(2,125)	(4,655)
Accounts payable	4,665	(5,811)
Accrued expenses and other current liabilities	(1,745)	3,341
Other long-term liabilities	(9,129)	(38)
Deferred revenue	17,054	9,784

Net cash provided by operating activities	68,288	33,814

Investing activities
Purchases of property and equipment	(9,510)	(9,927)
Proceeds from sale of property and equipment and businesses	138	657
Proceeds from maturities of derivatives	1,809	2,596
Purchases of derivatives	(6)	(1,403)
Payment for intangibles	—	(5,750)
Payment for acquisition, net of cash acquired	(621,703)	(144,597)

Net cash used in investing activities	(629,272)	(158,424)

Financing activities
Proceeds from exercise of stock options	340	1,139
Proceeds from issuance of common stock for secondary offering	—	199,302
Proceeds from issuance of treasury stock under employee stock purchase plan	1,582	1,215
Payments of withholding taxes in connection with restricted stock unit vesting	(905)	(2,154)
Proceeds from long-term borrowings, net of debt issuance costs	528,980	88,068
Payments on long-term borrowings	(65,000)	(90,000)

Net cash provided by financing activities	464,997	197,570

Effect of currency exchange rate changes on cash	(1,124)	(210)
Net decrease in cash, cash equivalents and restricted cash	(97,111)	72,750
Cash, cash equivalents and restricted cash, beginning of period	198,087	128,231

Cash, cash equivalents and restricted cash, end of period	$100,976	$200,981

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP revenue	$125,596	$77,682	$328,321	$219,442
Add:
Fair value adjustment of acquired deferred revenue	9,448	1,427	24,738	4,425

Non-GAAP revenue	$135,044	$79,109	$353,059	$223,867

Reconciliation of GAAP Net (Loss) Income and Net (Loss) Income per Share to Non-GAAP Net Income and Net Income per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net (loss) income	$(13,956)	$586	$(23,227)	$6,843
Add:
Fair value adjustment of acquired deferred revenue	9,448	1,427	24,738	4,425
Amortization of intangibles	19,206	8,241	45,646	19,582
Stock-based compensation expense	5,288	4,983	15,005	13,461
Litigation-related expense	88	22	259	85
Restructuring-related expense	—	357	702	1,260
Acquisition-related expense	1,572	219	12,307	6,196
Intangible asset impairment charges	6,000	—	6,000	—
CEO recruitment expense	604	—	604	—
Non-cash debt interest expense	2,305	1,611	6,260	4,712
Less:
Income tax effect of non-GAAP adjustments	9,367	126	31,822	16,944

Non-GAAP net income	$21,188	$17,320	$56,472	$39,620

GAAP net (loss) income per share:
Basic	$(0.40)	$0.02	$(0.67)	$0.23
Diluted	$(0.40)	$0.02	$(0.67)	$0.21
Non-GAAP net income per share:
Basic	$0.61	$0.53	$1.64	$1.32
Diluted	$0.60	$0.48	$1.60	$1.21
GAAP weighted-average shares outstanding:
Basic	34,639,762	32,876,529	34,423,099	29,965,390
Diluted	34,639,762	36,454,443	34,423,099	32,762,302
Non-GAAP weighted-average shares outstanding:
Basic	34,639,762	32,876,529	34,423,099	29,965,390
Diluted	35,176,186	36,454,443	35,248,853	32,762,302

Reconciliation of EBITDA and Adjusted EBITDA to Net (Loss) Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income	$(13,956)	$586	$(23,227)	$6,843
Adjustments:
Interest expense, net	10,583	2,483	25,055	8,091
Income tax (benefit) provision	(2,941)	1,100	(15,005)	(13,777)
Depreciation and amortization	23,471	11,859	57,685	29,622

EBITDA	17,157	16,028	44,508	30,779
Adjustments to EBITDA:
Fair value adjustment of acquired deferred revenue	9,448	1,427	24,738	4,425
Stock-based compensation expense	5,288	4,983	15,005	13,461
Litigation-related expense	88	22	259	85
Restructuring-related expense	—	357	702	1,260
Intangible asset impairment charges	6,000	—	6,000	—
Acquisition-related expense	1,572	219	12,307	6,196
CEO recruitment expense	604	—	604	—

Adjusted EBITDA	$40,157	$23,036	$104,123	$56,206